UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 30, 2007

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Idaho
(State or Other Jurisdiction of Incorporation)

000-50539	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610, Spokane, WA	99201
(Address of Principal Executive Offices)	(Zip Code)

(509) 838-1213
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This amended current report on Form 8-K, which amends the current report on Form 8-K filed by the registrant on February 5, 2007, is filed to correct the base salary paid to Robert L. Dumont prior to entering into an Amended and Restated Employment Agreement on January 30, 2007, as set forth in Item 5.02(e) below.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)         On January 30, 2007, Robert L. Russell resigned his officer position as Chief Executive Officer and President of the Company.

(c)          On January 30, 2007, the Company entered into the three-year Employment Agreement with Bruce D. Hansen.  Mr. Hansen will serve as the Company’s Chief Executive Officer effective January 30, 2007.

Pursuant to the terms of the Employment Agreement, Mr. Hansen will be paid a minimum base salary of $350,000 per year.  In addition, Mr. Hansen will receive a cash incentive award of $1,000,000 upon the completion of an offering that raises sufficient capital, in the determination of the Company’s Board of Directors, to begin production of the Mount Hope Mine.  Mr. Hansen will also receive 750,000 stock options, two-thirds of which vest immediately and the remainder of which vest upon the first anniversary of the grant date, and a restricted stock award for 250,000 shares which vest upon the completion of a financing that will satisfy the cash requirements in the Company’s 2007 budget. The stock option and restricted stock awards were granted under the Company’s 2006 Equity Incentive Plan.  Upon a change of control of the Company, as defined in the Employment Agreement, Mr. Hansen will be entitled to three years of his annual base salary, and any unvested options that Mr. Hansen holds will immediately vest.

From 2005 until joining the Company, Mr. Hansen served as Senior Vice President, Operations Services and Development, of Newmont Mining Corporation, a company engaged primarily in the production of gold with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Uzbekistan, Bolivia, New Zealand and Mexico.  In this role, Mr. Hansen controlled $2 billion in global projects, directed a 200 employee team and managed an $80 million operating budget.  From 1999 to 2005, Mr. Hansen held the position of Senior Vice President and Chief Financial Officer at Newmont Mining Corporation, managing an 80 person staff and a $40 million budget.

In connection with Mr. Hansen’s appointment, effective as of January 30, 2007, Robert L. Russell will serve as the Company’s Executive Director, and Robert L. Dumont, Executive Vice President of Business Development, V.P. of Finance and interim CFO, has been appointed as the Company’s Vice President, Business Strategies, Development and Investor Relations and interim CFO.

A copy of Mr. Hansen’s Employment Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.  A copy of a press release issued by the Company on January 31, 2007 is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

(d)         On January 30, 2007, the Board of Directors appointed Bruce D. Hansen as a director of the Company, filling the one vacancy on the Board.

(e)          On January 30, 2007, the Company entered into an Amended and Restated Employment Agreement with Robert L. Russell (the “Russell Amendment”), effective as of January 30, 2007, under which Mr. Russell will serve as the Company’s Executive Director for 24 months. The Russell Amendment amends Mr. Russell’s existing employment agreement dated March 31, 2005. The Russell Amendment modifies Mr. Russell’s base salary from an annual base salary of $225,000 to $350,000.  Upon the occurrence of a change of control, Mr. Russell will be entitled to two years of annual base salary, a stock grant of 1,000,000 shares, and all granted stock awards then outstanding will vest upon the closing the change of control. A copy of the Russell Amendment is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

On January 30, 2007, the Company also entered into an Amended and Restated Employment Agreement with Robert L. Dumont (the “Dumont Amendment”), effective as of January 30, 2007. The Dumont Amendment amends Mr. Dumont’s existing employment agreement dated March 31, 2005. The Dumont Amendment modifies Mr. Dumont’s base salary from an annual base salary of $180,000 to $205,000.  Upon the occurrence of a change of control, Mr. Dumont will be entitled to two years of annual base salary, a stock grant of 250,000 shares, and all granted stock awards then outstanding will vest upon the closing the change of control. A copy of the Dumont Amendment is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated by reference herein.

At the Company’s Board meeting on January 30, 2007, the Board granted Mr. Dumont a stock bonus of 100,000 shares of Common Stock and a restricted stock award of 150,000 shares; this restricted stock award will vest upon the completion of certain milestones.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Employment Agreement between Idaho General Mines, Inc. and Bruce D. Hansen dated January 30, 2007 *
	99.2	Press Release issued January 31, 2007 *
	99.3	Amended and Restated Employment Agreement between Idaho General Mines, Inc. and Robert L. Russell dated January 30, 2007 *
	99.4	Amended and Restated Employment Agreement between Idaho General Mines, Inc. and Robert L. Dumont dated January 30, 2007 *

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.
(Registrant)

Date: February 12, 2007	By:	/s/ Robert L. Dumont
Robert L. Dumont
Chief Financial Officer